Exhibit 99.1

Press Release
For Immediate Release

Guaranty Bancshares, Inc.
Declares Quarterly Dividend

MOUNT PLEASANT, Texas, September 20, 2017 / GlobeNewswire/ -- Guaranty Bancshares, Inc., (NASDAQ: GNTY), the parent company of Guaranty Bank & Trust, N.A., announced that its Board of Directors has declared a quarterly cash dividend in the amount of $0.13 per share of common stock. The dividend will be payable on October 11, 2017 to stockholders of record as of the close of business on September 29, 2017.

About Guaranty Bancshares
Guaranty Bancshares, Inc. is a bank holding company that conducts commercial banking activities through its wholly-owned subsidiary, Guaranty Bank & Trust, N.A.  As one of the oldest regional community banks in Texas, Guaranty Bank & Trust provides its customers with a full array of relationship-based commercial and consumer banking products and services, as well as mortgage, trust, and wealth management products and services.  Guaranty Bank & Trust has 26 banking locations across 18 Texas communities located within the East Texas, Dallas/Fort Worth and Central Texas regions of the state.  As of June 30, 2017, Guaranty had total assets of $1.9 billion, total loans of $1.3 billion and total deposits of $1.6 billion. Visit www.gnty.com for more information.

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Contact Information:

Cappy Payne
Senior Executive Vice President & CFO
Guaranty Bancshares, Inc.
(888) 572-9881
Investors@gnty.com